Exhibit 99.2

INDEPENDENT AUDITOR'S REPORT

To the shareholders of
CYVERA LTD.

We have audited the accompanying consolidated financial statements of Cyvera Ltd. and its subsidiary (the "Company"), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statement of operations, changes in shareholders’ equity and of cash flows, for the year then ended.

Management and the board of directors are responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management and the board of directors, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cyvera Ltd. and its subsidiary at December 31, 2013, and the results of their operations and their cash flow for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 19, 2014

CYVERA LTD.
CONSOLIDATED BALANCE SHEET

December 31, 2013
U.S. dollars
Assets
CURRENT ASSETS:
Cash and cash equivalents	8,675,156
Accounts receivables - trade	219,898
Accounts receivables - other	51,008
TOTAL CURRENT ASSETS	8,946,062
LONG-TERM ASSETS
Security deposits	60,871
PROPERTY AND EQUIPMENT, NET (note 3a)	218,597
279,468
TOTAL ASSETS	9,225,530

Liabilities and shareholders' equity
CURRENT LIABILITIES:
Accounts payable and accruals:
Trade payables	70,816
Other account payables (note 3b)	410,708
Deferred revenues	186,674
TOTAL CURRENT LIABILITIES	668,198
COMMITMENTS AND CONTINGENT LIABILITIES (note 5)
SHAREHOLDERS' EQUITY (note 6):
Ordinary Shares of NIS 0.10 par value; authorized 8,789,444 shares as of December 31, 2013, issued and outstanding – 2,681,378 shares as of December 31, 2013.	72,845
Series A Preferred Shares of NIS 0.10 par value; authorized, issued and outstanding – 1,100,200 shares as of December 31, 2013.	28,081
Series B Preferred Shares of NIS 0.10 par value; authorized, issued and outstanding –2,046,276 shares as of December 31, 2013.	57,589
Notes receivable for shares issued	(55,405)
Additional paid-in capital	16,209,015
Accumulated deficit	(7,754,793)
TOTAL SHAREHOLDERS' EQUITY	8,557,332

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	9,225,530

The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2013
U.S. dollars
REVENUES	111,919
COST OF REVENUES	31,766
GROSS PROFIT	80,153
OPERATING COSTS AND EXPENSES:
Research and development	5,029,692
Sales and Marketing	1,489,180
General and administrative	925,555
TOTAL OPERATING EXPENSES	7,444,427
OPERATING LOSS	7,364,274
FINANCIAL INCOME	29,423
LOSS BEFORE TAXES ON INCOME	7,334,851
TAXES ON INCOME (note 7)	-
LOSS FOR THE PERIOD	7,334,851

The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Ordinary Shares		Preferred A Shares		Preferred B Shares		Additional paid-in capital, net of issue expenses	Notes receivable for shares issued	Retained earnings (accumulated deficit)	Total Shareholders' Equity
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount
	US dollars (except for share data)
BALANCE AT DECEMBER 31, 2012	3,745,880	101,764	1,100,200	28,081	-	-	1,899,312	-	(419,942)	1,609,215
CHANGES DURING 2013:
Conversion of Ordinary shares to Series B Preferred Shares	(110,352)	(2,998)	-	-	110,352	2,998	-	-	-	-
Issuance of Series B Preferred Shares, net	-	-	-	-	1,935,924	54,591	9,857,902	(55,405)	-	9,857,088
Treasury shares	(954,150)	(25,921)	-	-	-	-	25,921	-	-	-
Stock-based compensation expenses	-	-	-	-	-	-	4,425,880	-	-	4,425,880
Loss for the period	-	-	-	-	-	-	-	-	(7,334,851)	(7,334,851)
BALANCE AT DECEMBER 31, 2013	2,681,378	72,845	1,100,200	28,081	2,046,276	57,589	16,209,015	(55,405)	(7,754,793)	8,557,332

The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2013
U.S. dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	(7,334,851)
Stock based compensation expenses	4,425,880
Depreciation and amortization	62,995
Changes in operating asset and liability items:
Increase in accounts receivables -trade	(219,898)
Increase in accounts receivables - other	(30,935)
Increase in accounts payable - trade	70,816
Increase in accounts payable - other	315,332
Increase in deferred revenues	186,674
Net cash used in operating activities	(2,523,987)
CASH FLOWS FROM INVESTING ACTIVITIES:
Security Deposits	(60,871)
Purchase of fixed assets	(239,052)
Net cash used in investing activities	(299,923)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Preferred B shares	9,857,088
Net cash provided by financing activities	9,857,088
INCREASE IN CASH AND CASH EQUIVALENTS	7,033,178
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,641,978
CASH AND CASH EQUIVALENTS AT END OF PERIOD	8,675,156

SUPPLEMENTARY INFORMATION ON ACTIVITIES NOT INVOLVING CASH FLOWS:
Notes receivables for ordinary shares issued	55,405
Treasury shares	25,921
Conversion of Series B Preferred Shares	2,998
.
The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.
Cyvera Ltd. was incorporated in Israel on June 5, 2011 and commenced operations on that date. Cyvera Inc. (the “US Subsidiary”) was incorporated as a Delaware corporation in the United States on June 18, 2013 as a wholly owned subsidiary of the Company.

b.
Cyvera Ltd. and the US Subsidiary (collectively the “Group” or the "Company") is a technology Group engaged in the development, design and sale of, among others, cyber defense solutions that protect organizations from sophisticated targeted cyber attacks (AKA Advanced Persistent Threats, or APTs) and mass attacks.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), applied on a consistent basis, unless otherwise indicated below.

The significant accounting policies applied are as follows:

a.	Principles of consolidation

The consolidated financial statements include the accounts of Cyvera Ltd. and the US Subsidiary. All inter-company balances and transactions have been eliminated in consolidation.

b.	Functional currency

The currency of the primary economic environment in which the operations of the Group are conducted is the U.S. dollar (“Dollar”; “$”). The Group’s financing is in Dollars and most of its revenues is generated in Dollars, thus, the functional currency of Cyvera Ltd. and of the US Subsidiary is the Dollar.

Transactions and balances originally denominated in Dollars are presented at their original amounts. Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-Dollar transactions and other items (stated below) reflected in the statements of operations, the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization, etc.) - historical exchange rates. Currency transaction gains or losses are carried to financial income or expenses, as appropriate.

c.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates. On an on-going basis, management evaluates its estimates, judgments and assumptions. Management bases its estimates, judgments and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. As applicable to these consolidated financial statements, the most significant estimate relates to assumptions underlying stock-based compensation.

d.	Cash and cash equivalents

The Group considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use to be cash equivalents.

e.	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the assets.

Annual rates of depreciation are as follows:

%
Computers and computers equipment	33
Software	33-100
Furniture and electronic equipment	7-15

Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

f.	Contingent Liabilities

Certain conditions, such as legal proceedings, may exist as of the date the financial statements are issued, that may result in a loss to the Company, but that will only be resolved when one or more future events occur or fail to occur. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. Such assessment inherently involves an exercise of judgment. Legal fees are expensed as incurred.

Management applies the guidance in Accounting Standards Codification (ASC) 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that loss has been incurred and the amount of the liability can be estimated, then the Company would record an accrued expense in the Company’s financial statements. The estimated liability if the assessment indicates that a potential loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable, is disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless material or they involve guarantees, in which case the guarantee would be disclosed.

g.	Revenue recognition

Revenue from time based subscription transactions is recognized ratably over the contract term commencing with the date that all services are available to customers and all other revenue recognition criteria have been satisfied.

The Company considers the end of the initial implementation date of software to be the date that all services are available as the initial implementation process is considered essential to the functionality. Generally, the initial implementation period is a short period. However, in some cases the initial implementation process may take several months, mainly as a result of delays caused by the customer.

Revenue is recognized provided that arrangement (in the form of an agreement or purchase order) exists, the fee is fixed and determinable and collection is probable. If uncertainties exist, revenue is recognized when the uncertainties are resolved, such as acceptance.

Revenue from professional services related to the implementation of the software is recognized ratably over the same period that the subscription revenue is recognized as the Company considers the initial implementation as essential to functionality and not as a standalone separate deliverable.

Revenue from other professional services which are not related to implementation and are not essential to functionality is recognized when the service is provided, based on time and materials, provided all other revenue recognition criteria are satisfied.

h.	Research and development

Costs incurred in connection with the research and development of the Company’s products are expensed as incurred.

i.	Fair value of financial instruments

The carrying amount of the Group's financial instruments, including cash equivalents, accounts payable and accrued liabilities approximate their fair value, due to their short maturities.

j.	Income taxes

The Group accounts for income taxes in accordance with ASC 740-10 and ASC 740-30. Deferred taxes are determined utilizing the assets and liabilities method, which is based on the estimated future tax effects of the differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Deferred tax balances are computed using the tax rates expected to be in effect when those differences reverse. A valuation allowance in respect of deferred tax assets is provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Group applies ASC 740-10 (originally issued as FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109)("ASC 740-10"). ASC 740-10 clarifies the accounting and reporting for uncertainties in income tax. ASC 740-10 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The application of the pronouncement had no material effect on the Company's financial statements.

k.	Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of short term bank deposits, cash and cash equivalents and trade receivable. Most of the Company’s cash and cash equivalents are invested in U.S. dollar instruments with major banks in the U.S. and Israel. Management believes that the credit risk with respect to the financial institutions that hold the Company’s cash and cash equivalents is low.

l.	Comprehensive income

The Company applies ASC 220 (which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements). There was no difference between the Company’s net income and its total comprehensive income for the year ended December 31, 2013. The Company does not have any accumulated other comprehensive income or loss as of December 31, 2013.

m.	Stock-based compensation

The Group applies ASC 718 "Stock Based Compensation" with respect to employees options, which requires awards classified as equity awards to be accounted for using the grant-date fair value method. The fair value of share-based awards is estimated using the Black-Scholes valuation model, the payment transaction is recognized as expense over the requisite service period, net of estimated forfeitures. The Group estimates forfeitures based on historical experience and anticipated future conditions.

The Group recognizes compensation cost for an award with only service conditions that has a graded vesting schedule using the accelerated method over the requisite service period for the entire award. For an award with performance conditions that has a graded vesting schedule, compensation cost is recognized upon meeting such conditions, using the accelerated method over the requisite service period for the entire award.

The Group accounts for equity instruments issued to non-employees in accordance with the provisions of ASC 718, which requires that such equity instruments be recorded at their fair value on the measurement date on an accrual basis. The standard requires adjusting the unvested fair value of the options at each balance sheet date, such that the expense recognized is equal to the fair value of the vested award at the time the performance is complete, which is typical upon vesting.

NOTE 3 - SUPPLEMENTARY BALANCE SHEETS INFORMATION:

a.	Property and equipment, net:

December 31, 2013
U.S. dollars
Cost:
Computers and computer equipment	159,097
Software	75,984
Furniture and electronic equipment	22,523
Leasehold improvements	31,540
289,144
Less - Accumulated depreciation and amortization	70,547
218,597

b.	Accounts payables and accruals - other:

December 31, 2013
U.S. dollars
Employees and related institutions	394,008
Accrued expenses	16,700
410,708

NOTE 4 - LIABILITY FOR SEVERANCE PAY

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. Pursuant to section 14 of the Severance Compensation Act, 1963 ("Section 14"), all the Company's employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. The Company's severance pay liability to its employees is fully covered by purchase of insurance policies.

Payments in accordance with Section 14 relieve the Company from any future severance payments in respect of those employees and as such the Company may only utilize the insurance policies for the purpose of disbursement of severance pay.

NOTE 5 - COMMITMENTS AND CONTINGENT LIABILITIES

a.
In July 2011 the Company entered into a lease agreement for the premises it used for a period of 12 months. The agreement was extended and modified through February 2012 and October 2012. In April 2013 the Company entered into a lease agreement for the premises it uses for a period of 12 months, starting from May 15, 2013, with an option by the Company to extend it for additional 16 months. See note 8a in connection with the extension of leasehold agreement in January 2014.

In November 2013, the US Subsidiary entered into a short term lease agreement with no material lease commitments.

The lease expenses of the Group for the year ended December 31, 2013, were approximately $60,555. The estimated future minimum lease payments for 2014 under the abovementioned leases, are $36,366.

b.
On November 25, 2013, each of the U.S. Subsidiary and one of its employees received a letter from employee’s former employer claiming that the employee and the U.S. Subsidiary were in breach of the employee’s employment contract and proprietary information and invention agreement with the former employer . Specifically that the employee contacted at least one of the former employer's customers, on behalf of the U.S. Subsidiary, while revealing that his knowledge of the customer's specific security needs was made through his dealings with that specific customer in the course of his employment with the former employer. A response by U.S. Subsidiary's legal counsel was sent to the former employer on November 27, 2013, in which the U.S. Subsidiary denied any unlawful conduct on its part or on employee's part. Management does not believe that this claim can result in a material loss to the Company. Accordingly, no provision was recorded in connection with that matter.

NOTE 6 - SHAREHOLDERS’ EQUITY:

a.	Changes in shareholders' equity

Upon inception and until December 31, 2012, the Company issued 3,745,880 Ordinary Shares of the Company par value of NIS 0.10 each, and 1,100,200 preferred A shares of the Company par value of NIS 0.10 each (out of them 3,000,000 Ordinary Shares were issued to the Company's founders), for a total consideration of $600,000 and $1,500,000, respectively.

On June 11, 2013, the Company entered into a share purchase agreement with certain shareholders and certain investors. Under this agreement, the Company issued to the investors 689,673 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each. for a total consideration of $3,562,500. In addition the shareholders and investors have committed, upon the achievement of the milestone defined in the agreement, to invest an additional $3,562,500 in consideration for the issuance of additional 689,673 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each.

On July 31, 2013, the Company entered into a Series B Agreement with a strategic investor. Under this agreement, the Company issued to the strategic investor 278,289 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each, for a total consideration of $1,437,502. In addition the strategic investor has committed, upon the achievement of the milestone defined in the agreement, to invest additional $1,437,502 in consideration for the issuance of additional 278,289 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each.

The milestone conditions set in the Series B Agreement were met during the last quarter of 2013 and the 967,962 shares were issued on December 3, 2013 for a total consideration of $5,000,002, of which $55,405 was received during the first quarter of 2014 (see also note 8b).

In connection with the Series B Agreement, the Company has converted 110,352 ordinary shares of its founders into Series B preferred shares par value of NIS 0.10 each. These converted shares were sold to certain investors as part of the Series B Agreement.

On January 24, 2013 and June 30, 2013 the Company purchased, for no consideration an aggregate amount of 954,150 Ordinary Shares from one of its shareholders.

b.	Rights attached to shares:

1)	Ordinary Shares

The rights, preference, privileges and restrictions granted to and imposed on the Ordinary Shares are as follows:

Voting rights

Each holder of one (1) Ordinary Share shall have the right for one vote in respect of such share at the general meeting of the shareholders of the Company.

Dividends

See note 6b(2) below.

Liquidation

See note 6b(2) below.

2)	Preferred Shares

The Preferred Shares shall have all the rights and privileges of the Ordinary Shares. In addition, each preferred share shall entitle its holder to the additional preferences and rights as set below:

Voting rights

The holders of Preferred Shares are entitled to vote, together with the holders of Ordinary Shares, on all matters submitted to shareholders for a vote. Each holder of Preferred Shares is entitled to the number of votes in respect of such shares equal to the number of Ordinary Shares into which each such Preferred Share held by it is convertible into at the time of such vote. The holders of Preferred Shares are entitled to certain veto rights as set forth in the Company’s Articles of Association.

Conversion

Each Preferred Share of the Company is convertible, at any time and at the option of the holder thereof, into such number of Ordinary Shares in accordance with the then in effect conversion ratio. As of the date hereof, the current conversion price per each Preferred Share of the Company is equal to the original issue price of such Preferred Share.

Each Preferred Share shall be automatically converted into such number of Ordinary Shares into which such Preferred Shares are convertible at the then effective conversion ratio, at the time of prior to (i) the closing of firmly underwritten public offering of ordinary shares of the Company yielding at least $30 million and reflecting a price per share not less than five times the Series B Preferred Share original issue price (as may be adjusted) or (ii) the election of the holders of 66% of the Preferred Shares (on an as converted basis and voting together as a single class).

Liquidation

Upon the occurrence of a liquidation or a deemed liquidation (as defined in the Company's Articles of Association) the holders of Preferred Shares shall participate with the Ordinary Shares on a pro-rata and as converted basis in any distribution, provided that if such distribution results in the holders of Preferred Shares receiving less than their purchase price plus an amount equal to any declared but unpaid dividends less any amount previously distributed to any such holders (collectively, the "Preference Amount") the holders of the Preferred Shares will be entitled to receive the full Preference Amount, ratably among the holders of Preferred A Shares and Preferred B Shares, in preference to the distribution to the holders of the Ordinary Shares.

Dividends

Dividends on each Preferred Share shall accrue cumulatively until paid at the rate of eight percent (8%) per annum (the "Dividend Preference Amount") and such Dividend Preference Amount shall be paid prior to the distribution of any dividends to the holders of Ordinary Shares, ratably among the holders of Preferred A Shares and Preferred B Shares. Following distribution of the Dividend Preference Amount, the holders of Preferred Shares shall be entitled to participate on a pro-rata and as converted basis in any distribution to the holders of Ordinary Shares.

c.	Stock option plan

In June 2013, the Company adopted its 2013 Share Incentive Plan (the “Plan”). The Plan facilitates the grant of options to purchase the Company’s ordinary shares to the employees, officers, directors, consultants and advisors of the Company and the U.S. Subsidiary. The current reserved pool under the Plan is 654,920 ordinary shares.

The Plan provides that options granted to the Company’s employees, directors, officers consultants and advisors who are not controlling shareholders and who are considered Israeli residents are intended to qualify for special tax treatment under the “capital gain track” provisions of Section 102(b)(2) of the Israeli Income Tax Ordinance (the “Ordinance”). Israeli non-employee, consultants, advisors and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Options awarded under the Plan, generally vest and become exercisable according to the following schedule: 25% on the first anniversary of the date on which the option is granted and the rest in 36 equal monthly installments unless otherwise stated in the applicable option agreement. Any option not exercised within seven years from the grant date or within three months from termination of employment will expire, unless determined otherwise by the board of directors. Each option can be exercised to purchase one share of Ordinary Shares of NIS 0.1 par value of the Company.

Following is a summary of the status of the option plan as of December 31, 2013:

	Year Ended December 31, 2013
	Number	Per Share Exercise Price	Weighted average exercise price (in USD)
Options outstanding at beginning of the year	—	$—	$—
Changes during the year:
Granted	427,303	$0.78 - $5.17	0.98
Exercised	—	—	—
Forfeited	—	—	—
Options outstanding at end of year	427,303	$0.78 - $5.17	$0.98

A summary of options exercisable at December 31, 2013 is as follows:

	Number of Shares	Per Share Exercise Price	Weighted average exercise price
Options exercisable at December 31, 2013	32,277	$0.90 - $5.17	$1.08

The following table summarizes information about stock options outstanding at December 31, 2013:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding at December 31, 2013	Weighted-Average Remaining Contractual Life in Years	Weighted-Average Exercise Price	Number Exerciseable at December 31, 2013	Weighted-Average Exercise Price
$0.78 - $5.17	427,303	6.9	0.98	32,277	1.08
	427,303		0.98	32,277	1.08
Aggregate intrinsic value	$10,297,184			$772,522

The fair value of these options was estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

Year Ended December 31, 2013
Risk‑free interest rates range	1.41% - 2.06%
Expected term (in years)	4.38 - 7.00
Volatility	77.4%
Dividend yield	0%
Weighted average grant date fair value	$25.91

The Company’s computation of expected volatility is based on comparable companies. of the Company’s stock. The expected option term was calculated in accordance with the simplified method in accordance with ASC 718. The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

As of December 31, 2013, there were 395,026 unvested options with a weighted average grant date fair value of $25.08 based on the Black-Scholes model. As of December 31, 2013, approximately $6.3 million of total unrecognized compensation expense related to unvested share-based compensation granted under the Company’s plans. That cost is expected to be recognized over a weighted-average period of 3.8 years.

Share-based compensation expenses included in the Company’s Statements of Operations were:

Year Ended December 31, 2013
U.S. dollars
Research and development	3,356,010
Sales and Marketing	797,739
General and administrative	272,132
Total share-based compensation expense	4,425,880

NOTE 7 - TAXES ON INCOME:

a.	Cyvera Ltd. is taxed under the Israeli law, and the US Subsidiary is taxed under the federal law of the U.S.

b.
The income of the Cyvera Ltd. is taxed at the regular rate. On July 14, 2009 the Economic Rationalization Law (Legislation Amendments for the Implementation of the Economic Plan for the years 2009 and 2010), 2009 (hereinafter - the "Amendment 2009"), was passed in the Knesset. This law determined, inter alia a further gradual reduction of the corporate tax rate as from 2011, as follows: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%.

On December 6, 2011, the "Tax Burden Distribution Law" Legislation Amendments (2011) (hereinafter - the "2011 amendment") was published in the official gazette. Under this law, the previously approved gradual decrease in corporate tax is discontinued and corporate tax rate will increase to 25% as from 2012.

On August 5, 2013, the Law for Change of National Priorities (Legislative Amendments for Achieving the Budgetary Goals for 2013-2014), 2013 (hereinafter - the Law) was published in Reshumot (the Israeli government official gazette), enacting, among other things, raising the corporate tax rate beginning in 2014 and thereafter to 26.5% (instead of 25%). The effect of the abovementioned change on the financial statements is immaterial.

c.	Cyvera Ltd. and the US Subsidiary have not received tax assessments since incorporation.

d.	The deferred tax assets in respect of the balances of temporary differences are as follows:

December 31, 2013
U.S. dollars
Deferred tax assets - in respect of:
Provisions for employee rights	21,652
R&D expenses	328,678
Carry forward tax losses	654,250
1,004,580
Less – valuation allowance	(1,004,580)
-

e.	The application of ASC 740-10 had no material effect on the Company's financial statements.

f.	The Company has carry forward tax losses in the amount of approximately $2.5 million.

NOTE 8 - SUBSEQUENT EVENTS:

a.
On January 27, 2014 the Company leased additional space and amended its Israeli office lease agreement, which amendment became effective as of February 1st, 2014, for a 12-month period (until January 31, 2015), with an option for the company to extend the lease period for an additional 8-month period.

b.	During the first quarter of 2014 all the notes receivable for shares issued under the Series B Agreement were fully paid.

c.
On February 14, 2014, the US Subsidiary received a demand letter from counsel to former employee threatening litigation in connection with the termination of the employee's employment on the basis of the following alleged theories: wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, fraud and violation of California Labor Code Section 970. A response from the US Subsidiary's legal counsel was provided to the former employee's counsel, on March 6, 2014, in which the US Subsidiary’s legal counsel rejected the former employee's claims and denied any unlawful conduct on the part of the US Subsidiary. As of the date hereof, no litigation has been commenced. Management does not believe that this claim can result in a material loss to the Company. Accordingly, no provision was recorded in connection with this matter.

d.
On February 19, 2014, the board of directors of the Company granted to Company's employees and advisors 56,758 options to purchase Ordinary Shares of the Company, par value NIS 0.10 per each such share for the exercise price of $ 0.90 per share. 3,870 of the options granted are subject to the achievement of several milestones, as defined in the grant agreements.

e.	We have evaluated subsequent events through March 19, 2014, which is the date the financial statements were available to be issued.